EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTIONS 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of iWeb.Inc, (the "Company") on Form 10-Q for the quarterly period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I Dmitriy Kolyvayko the Chief Executive Officer / Chief Financial Officer of the Company, certify, pursuant to

18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 29, 2015		IWeb, Inc.

	By:	/s/ Dmitriy Kolyvayko
Dmitriy Kolyvayko
Chief Executive Officer / Chief Financial Officer